Exhibit 1.5

US$ 250,000,000

AEGON N.V.

FLOATING RATE PERPETUAL CAPITAL SECURITIES

UNDERWRITING AGREEMENT

November 17, 2005

November 17, 2005

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

AEGON N.V., a limited liability public company incorporated under the laws of the Netherlands and having its statutory seat at The Hague, The Netherlands (the “Company”), proposes to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) for whom you (the “Representatives”) are acting as representatives, the aggregate principal amount of its securities identified in Schedule I hereto (the “Firm Securities”), to be issued under an indenture (the “Base Indenture”) dated as of October 11, 2001 among the Company, AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of November 14, 2003 (the “First Supplemental Indenture”), a second supplemental indenture dated as of June 1, 2005 (the “Second Supplemental Indenture”) and a third supplemental indenture to be dated as of the Closing Date (the “Third Supplemental Indenture” and, collectively, with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) to be dated as of the Closing Date, as defined hereinafter.  The Company also proposes to issue and sell to the several Underwriters not more than an additional US$ 25,000,000 principal amount of such securities (the “Additional Securities”) if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such securities granted to the Underwriters pursuant to Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (No.333-71438) covering the registration of various types of securities under the Securities Act of 1933, as amended (the “Securities Act”), including the Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act.  The term “Registration

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Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement.  The term “Basic Prospectus” means the prospectus dated May 20, 2005 included in the Registration Statement.  The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement.  The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus.  The Prospectus and the preliminary prospectus will be used in connection with the offering and sale of the Securities.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include, in each case, the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus and the preliminary prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.             Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)     The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)     (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the

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applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in (A) that part of the Registration Statement constituting the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (B) the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)     The Company has been duly incorporated and is validly existing as a public company with limited liability under the laws of The Netherlands, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d)     Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect.

(e)     The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(f)      At the Closing Date (as defined below), the Securities will have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for

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pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and, at the Closing Date, as defined hereinafter, will have been executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will, at the Closing Date, be a valid and legally binding instrument of the Company enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights.

(g)     This Agreement has been duly authorized, executed and delivered by the Company.

(h)     The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in, this Agreement, the Securities and the Indenture will not contravene any provision of (i) applicable law or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any subsidiary or (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with any court, governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under this Agreement, the Securities and the Indenture except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(i)      There are (1) no legal or governmental, administrative or other proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of

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the properties of the Company or any of its subsidiaries is subject that (a) except as disclosed in the Registration Statement would have a Material Adverse Effect or in any manner question the validity of this Agreement or the Securities or (b) are required to be described in the Registration Statement or the Prospectus and are not so described and (2) no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(j)      There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) other than any downgrading in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(k)     Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l)      The Company is not, and, after giving effect to this offering, will not be required to register as an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

2.             Agreements to Sell and Purchase.  Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule II hereto.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the

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Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to US$ 25,000,000 aggregate principal amount of Additional Securities at the purchase price set forth in Schedule I hereto. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Securities are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Securities that bears the same proportion to the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Securities, subject to such adjustments as the Representatives, in their discretion, may make to eliminate any sales or purchases of a fractional aggregate principal amount of Additional Securities plus any additional principal amount of securities which such underwriters may become obligated to purchase pursuant to the provisions of Section 10 hereof.

3.        Terms of the Offering.  The Company is advised by you that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

4.        Payment and Delivery. Payment for the Firm Securities shall be made to the Company in immediately available funds in New York, New York against delivery of such Firm Securities for the respective accounts of the several Underwriters by 10:00 a.m., New York, New York time, on November 23, 2005, or at such other time on the same or such later date not more than three business days after that date as shall be designated in writing by you, which time and date may be postponed by agreement between the Representatives and the Company or as provided in Section 10.  The time and date of such payment are herein referred to as the “Closing Date”.  Payment for any Additional Securities shall be made to the Company in immediately available funds in New York, New York against delivery of such Additional Securities for the respective accounts of the several

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Underwriters at 10:00 a.m., New York, New York, on the Option Closing Date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than three business days after the date, as shall be designated in writing by you.

Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

5.             Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)     Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) other than any downgrading in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(b)     The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)     The Underwriters shall have received on the Closing Date an opinion of Erik Lagendijk, general counsel for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit A.

(d)     The Underwriters shall have received on the Closing Date an opinion of Allen & Overy, outside Dutch counsel for the Company, dated the Closing Date, in the form attached to this Agreement as Exhibit B.

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(e)     The Underwriters shall have received on the Closing Date an opinion and a disclosure letter of Allen & Overy, outside U.S. counsel for the Company, dated the Closing Date, in the forms attached to this Agreement as Exhibits C-1 and C-2, respectively.

(f)      The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, outside U.S. counsel for the Underwriters, dated the Closing Date, in the form attached to this Agreement as Exhibit D.

(g)     The Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin & Martin, LLP, counsel for the Trustee, dated the Closing Date, in the form attached to this Agreement as Exhibit E.

(h)     The Underwriters shall have received on the date hereof, and on the Closing Date, a letter dated as of the date hereof and the Closing Date, respectively, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i)      The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the certificates, opinions and comfort letter required to be delivered pursuant to subsections (b) through, and including, (i) of this Section, all dated the applicable Option Closing Date.

6.             Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)     To furnish to you upon request, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York, New York, without charge, prior to 10:00 a.m. New York, New York time on the business day next succeeding the date of this Agreement and during the

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period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)     Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)     If, during such period after the first date of the offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)     To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)     To use all reasonable efforts to list the Securities on the New York Stock Exchange.

(f)      To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

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(g)     Except as otherwise expressly provided or agreed, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the delivery of the Securities to the Underwriters, including any taxes payable thereon, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the fees and disbursements of the Trustee and its counsel, and (v) any fees charged by rating agencies for the rating of the Securities.  Except as expressly provided otherwise, the Underwriters shall pay all their costs and expenses including, without limitation, fees and disbursements of their counsel.

7.             Covenants of Underwriters.

(a)     Each Underwriter understands that no action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the Securities, or the possession, circulation or distribution of the Prospectus or any other material relating to the Company in any jurisdiction where action for that purpose is required.

(b)     (i) Each of the Underwriters has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (ii) each of the Underwriters has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply.

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(c)     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), each of the Underwriters has not made and will not make an offer of the Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State: (a) in the period beginning on the date of publication of a prospectus in relation to those Securities which has been approved by the competent authority in that Relevant Member State in accordance with the Prospective Directive and/or, where appropriate, published in another Relevant Member State and notified to the competent authority in that Relevant Member State in accordance with Article 18 of the Prospectus Directive and ending on the date which is 12 months after the date of such publication; (b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000; and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or (d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this Section 7(c) of this Agreement, the expression “an offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(d)     The Underwriters will not take any action (including without limitation, the possession or distribution of the Preliminary Prospectus, the Prospectus or any other offering document or any publicity or other material relating to the Securities) in any country or jurisdiction where such action would (i) result in any violation of applicable law, or

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(ii) cause the issuance of the Securities to be considered an offering to the public under applicable law.

8.             Indemnity and Contribution.

(a)     The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of any such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, officers of the Company who sign the Registration Statement and each

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person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

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No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)     To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

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(e)     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the principal amount of Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)      The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and  (iii) acceptance of and payment for any of the Securities.

9.             Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally, or trading in the Company’s common shares, shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Euronext Amsterdam N.V. or the London Stock Exchange (ii) a material disruption in securities settlement, payment or clearance services in the United States, The

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Netherlands or the United Kingdom shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or by the competent governmental or regulatory authorities in The Netherlands or the United Kingdom or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment after consultation with us, is material and adverse and which, singly or together with any other event specified in this clause (iv), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or

16

arrangements may be effected.  If, on an Option Closing Date (other than the Closing Date), any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Arm’s Length Relationship; No Fiduciary Duty.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not

17

provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.           Submission to Jurisdiction; Appointment of Agent for Service.

(a)     The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Securities, and agrees that any such suit, action, or proceeding may be brought in any such court.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)     The Company hereby irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction

18

with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16.           Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

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Very truly yours,

AEGON N.V.

By:
Name:
Title:

20

Accepted as of the date hereof.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

By:	Wachovia Capital Markets, LLC

By:
Name:
Title:

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SCHEDULE I

Underwriting Agreement dated November 17, 2005

Registration Statement No. 333-71438

Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC

Title:	Floating Rate Perpetual Capital Securities

Principal Amount:	US$250,000,000 (principal amount of US$25 per Security)

Additional Securities:	Up to US$25,000,000 (principal amount of US$25 per Security).

Purchase Price to public (include accrued interest or amortization, if any):	100.00% of the principal amount of the Securities, plus accrued interest, if any, from November 23, 2005 if settlement occurs after that date.

Purchase Price to underwriters (include accrued interest or amortization, if any):

96.85% or, in the case of sales by any Underwriter in excess of US$250,000 in aggregate principal amount of Securities to a single purchaser, 98.00%, of the principal amount of the Securities plus accrued interest, if any, from November 23, 2005 if settlement occurs after that date.

Form and Denomination:

The Securities will be issued in denominations of US$25 and integral multiples of US$25.

The Securities will be represented by one or more global certificates in fully registered, book-entry form without interest coupons, will be deposited with the trustee as custodian for

22

The Depository Trust Company (“DTC”) and will be registered in the name of Cede & Co., or another nominee designated by DTC, except in limited circumstances.

Other Provisions:

Interest Rate	The greater of (a) three month LIBOR plus .875%, and (b) 4.00%, except initial rate to be determined on November 21, 2005 based on interpolated rates due to long first interest period.

Interest Payment Dates:

Quarterly on March 15, June 15, September 15, and December 15 of each year, beginning March 15, 2006; provided that if any date on which interest would otherwise be payable falls on a day that is not a New York and Amsterdam business day (a “Business Day”), then the interest payment date will be the next succeeding Business Day, except if such next succeeding Business Day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding Business Day.

Redemption:

The Securities are perpetual securities and have no fixed maturity date or redemption date. The Securities are redeemable at the Company’s option, in whole (but not in part) at their aggregate principal amount, together with any outstanding payments, on December 15, 2010, which is referred to as the First Call Date, or any interest payment date thereafter. The Securities are also subject to redemption for certain tax reasons and subject to redemption or conversion for certain regulatory reasons, in each case as provided in the Indenture.

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Ranking:	Unsecured, subordinated obligations of the Company.

24

SCHEDULE II

Underwriters	Principal Amount of Firm Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	43,250,000
Wachovia Capital Markets, LLC	43,250,000
Citigroup Global Markets Inc.	43,250,000
Morgan Stanley & Co. Incorporated	43,250,000
UBS Securities LLC	43,250,000
ABN AMRO Incorporated	6,250,000
Banc of America Securities LLC	6,250,000
HSBC Securities (USA) Inc.	6,250,000
J.P. Morgan Securities Inc.	6,250,000
Advest, Inc.	1,250,000
Jefferies & Company, Inc.	1,250,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	1,250,000
Oppenheimer & Co. Inc.	1,250,000
Piper Jaffray & Co.	1,250,000
RBC Dain Rauscher Inc.	1,250,000
Wells Fargo Securities, LLC	1,250,000

Total	US$	250,000,000

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EXHIBIT A

[Form of Opinion of General Counsel to the Company]

Dear Sirs

I refer to the Underwriting Agreement (the “Underwriting Agreement”) dated November 17, 2005 between (among others) AEGON N.V. (the “Company”), and the Underwriters named therein (the “Underwriters”).  All expressions defined in the Underwriting Agreement have the same meanings in this opinion unless otherwise defined herein.

I have acted as General Counsel to the Company in connection with the Underwriting Agreement.

I have examined originals or copies certified to my satisfaction of the following documents:

(a)           the Underwriting Agreement;

(b)           the constitutional documents of the Company;

(c)           the Prospectus;

(d)           the Indenture;

(e)           a copy of the resolutions of the Company’s Executive Board dated •, 2005, a copy of the certificate of the relevant Authorized Officer of the Company’s Executive Board dated •, 2005 issued pursuant to such resolution and a copy of the certificate of [•] dated •, 2005;

and such other documents and certificates/searches/records as I have felt necessary to give this opinion.

I have not investigated the laws of any country other than The Netherlands.  In particular I have made no independent investigation of the laws of the State of New York, United States of America.

In rendering my opinion, I have relied as to all matters governed by United States law upon the opinion of the general counsel of AEGON U.S.A. Inc.

For the purpose of the opinions expressed herein, I have assumed:

(i)                                     that (a) each party to the Underwriting Agreement and the Indenture other than the Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Underwriting Agreement or the Indenture, (b) the Underwriting Agreement and the Indenture have been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company and (c) each party to the Underwriting Agreement and the Indenture other than the Company has performed all of its obligations and otherwise complied in all respects with such agreement; and

(ii)                                  that the Underwriting Agreement and the Indenture constituted the legal, valid and binding obligations of the parties thereto and is enforceable against those parties in accordance with their terms under the laws by which it is expressed to be governed and under the laws of any other relevant jurisdiction (other than the laws of the Netherlands).

I am of the opinion that:

1.               The Company has been duly incorporated, is validly existing as a corporation under the laws of The Netherlands and is duly qualified to transact business in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification and has all corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

2.               Each of the Company’s significant subsidiaries (as defined in Rule 1-02 of Article I of Regulation S-X under the Securities Act) incorporated in The Netherlands, the United States, and the United Kingdom (the “Significant Subsidiaries”), has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect;

3.     The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

4.     The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and entitled to the benefits of the Indenture.

5.     The Underwriting Agreement and the Indenture, and all the transactions to which the Company is a party contemplated therein and completed or to be completed prior to or on the date hereof have been duly authorised by the Company, and the agreements (or amendments to existing agreements) entered into in connection therewith, including the Underwriting Agreement and the Indenture have been executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

6.     The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated in the Underwriting Agreement, the Securities and the Indenture, including the sale and delivery of the Securities, will not contravene, or result in a breach or violation of, or constitute a default under, any provision of  (i) applicable law or administrative regulation or (ii) the Articles of Association of the Company or any equivalent corporate governance document of any Significant Subsidiary or, (iii) any license, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, including, without limitation, the Indenture, binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its Significant Subsidiaries, taken as a whole, or (iv) any judgement, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties or assets, and no consent, approval, authorization, registration, notification, clearance, order or qualification of or with, any governmental or supranational body or agency or taxing authority is required for the performance by the Company of its obligations under the Underwriting Agreement, the Securities and the Indenture, including the sale and delivery of the Securities, except for (i) notice requirements to the Netherlands Central Bank pursuant to the Act on Foreign Financial Relations (Wet Financiële Betrekkingen Buitenland 1994) and regulations promulgated thereunder, (ii) publication and/or notice requirements, to the extent applicable, pursuant to the Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) and (iii) such as have been obtained or made and are in full force and effect; however, non-observance of these notice and registration requirements does not render the Underwriting Agreement void, nor does it affect the legality, validity or enforceability of the Underwriting Agreement or the obligations of the Company thereunder;

7.     After due inquiry, I am not aware of (i) any legal or governmental, administrative or other proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is subject that (a) would have a Material Adverse Effect or in any manner question the validity of the Underwriting Agreement or the Securities or (b) are required to be described in the Prospectus and are not so described, or of (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required; and

8.     The statements relating to legal matters, documents or proceedings included in (i) the Prospectus Supplement under the caption “Description of the Capital Securities” (ii) the Prospectus under the caption “Description of Debt Securities” and (iii) Items 4, 7 and 10 (except that no opinion is rendered with respect to taxation) of the Company’s most recent annual report on Form 20-F incorporated by reference into the Prospectus in each case fairly summarize in all material respects such matters, documents or proceedings.

Terms not defined herein have the meaning assigned to such terms in the Underwriting Agreement.

This opinion letter is addressed to you and may not be relied upon by any other person or entity without my prior written consent.

Yours truly,

AEGON N.V.

Erik Lagendijk

EXHIBIT B

[Form of Opinion of Dutch Counsel to the Company]

[A&O Amsterdam Letterhead]

To:          Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

Acting severally on behalf of themselves and as

Representatives of the several Underwriters pursuant

To the Underwriting Agreement

Amsterdam November 23, 2005,

Re:          Offer by AEGON N.V. (the “Company”) of US$ 250,000,000 aggregate principal amount of Securities (as such term is defined in the Underwriting Agreement).

Dear Madam, Sir:

We have acted as legal counsel on matters of Netherlands law to the Company in connection with the offer for sale by the Company of US$ 250,000,000 aggregate principal amount of Securities pursuant to an underwriting agreement among the Company and the Underwriters, dated November 17, 2005 (the “Underwriting Agreement”).

This legal opinion is rendered to you pursuant to clause 5(d) of the Underwriting Agreement.

Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement, unless the context requires otherwise.

In rendering this opinion, we have examined and relied upon the following documents:

(a)           a signed faxed copy of the Underwriting Agreement;

(b)           a signed faxed copy of the Indenture;

(c)           a specimen copy of the Securities;

(d)           a faxed copy of an excerpt dated November •, 2005 of the registration of the Company in the trade register of the Chamber of Commerce of The Hague, the Netherlands (the “Trade Register”), confirmed by telephone to be correct on the date hereof  (the “Excerpt”);

(e)           a copy of the deed of incorporation (oprichtingsakte) of the Company;

(f)            a copy of the articles of association (statuten) of the Company as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the “Articles”);

(g)           copies of (i) the resolution of the Company’s Executive Board dated •, 2005 (ii) the certificate of the relevant Authorized Officer of the Company’s Executive Board dated •, 2005 issued pursuant to such resolution (the “Officer’s Certificate I”) and (iii) the certificate of [•] dated •, 2005 (the “Officer’s Certificate II”); and

(h)           a copy of the Registration Statement, the preliminary prospectus and the Prospectus;

For the purpose of the opinions expressed herein, we have assumed:

(i)            the genuineness of all signatures, the authenticity of all agreements, certificates, instruments and other documents submitted to us as originals and the conformity of all agreements, certificates, instruments and other documents submitted to us as copies;

(ii)           that all factual matters, statements, certificates and other results of our investigation, relied upon or expressly assumed herein, are true and complete on the date of execution of the Underwriting Agreement;

(iii)          that the deed of incorporation of the Company is a valid notarial deed (authentieke akte), that the contents thereof are correct and complete and that there were no defects in the incorporation (not appearing on the face of this deed) on the basis of which a court might dissolve the Company;

(iv)          that the Company has not been dissolved (ontbonden), granted a suspension of payments (surséance van betaling verleend), or declared bankrupt (failliet verklaard).  Although not constituting conclusive evidence thereof, our assumption is supported by (a) the contents of the Excerpt, and (b) information obtained by telephone today from the bankruptcy clerk’s office (faillissementsgriffie) of the district court (arrondissementsrechtbank) in The Hague;

(v)           that the resolutions referred to above under (h) above have been validly passed and have not been, and will not be, revoked or declared null and void by a competent court (we know of no reason, without having made any investigation, to suppose that such resolutions will be declared null and void);

(vi)          that (a) each party to the Underwriting Agreement and the Indenture other than the Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Underwriting Agreement or the Indenture, (b) the Underwriting Agreement and the Indenture have been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company and (c) each party to the Underwriting Agreement and the Indenture other than the Company has performed all its obligations and otherwise complied in all respects with the Underwriting Agreement and the Indenture;

(vii)         that the Underwriting Agreement, the Securities and the Indenture constitute the legal, valid and binding obligations of the parties thereto and are enforceable against those parties in accordance with their terms, and that the Securities will be entitled to the benefits of the Indenture, in each case under the laws by which they are expressed to be governed and under the laws of any other relevant jurisdiction (other than the laws of the Netherlands);

(viii)        that the Underwriting Agreement and the Indenture have been, and that the Securities will be, signed on behalf of the Company by [  ];

(ix)           that the Securities will be issued in the form of the specimen copy of the Securities that we have reviewed, duly completed;

(x)            that any law, other than Dutch law, which may apply to the Securities, the Indenture or the Underwriting Agreement (or any transactions contemplated thereby) or to any power of attorney issued by the Company would not be such as to affect any conclusion stated in this opinion; and

(xii)          that the statements as made in the Officer’s Certificate I and the Officer’s Certificate II are correct as of the date hereof.

Based upon the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

1.          The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public company with limited liability) under the laws of the Netherlands.

2.          The Company has the corporate power to issue, execute, sell and deliver the Securities and to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

3.          The Company has taken all necessary corporate action to authorise the execution and delivery by the Company of the Underwriting Agreement and the Indenture and the issuance, execution, sale and delivery by the Company of the Securities.

4.          The Securities have been duly authorised and when executed in accordance with assumption (viii) above and authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture.

5.          The Indenture constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

6.          The Underwriting Agreement constitutes a valid and binding obligation of the Company.

7.          The subordination as provided for in Article • of the Third Supplemental Indenture is recognized under Dutch law as valid, binding and enforceable.  Accordingly, the Securities will rank pari passu, without preference among themselves and will be subordinated to Senior Debt as defined in the Third Supplemental Indenture.

8.          No approval, authorisation, or other action by, or registration or filing with any governmental authority is required in connection with the execution by the Company of the Underwriting Agreement and the Indenture and the performance by the Company of its obligations thereunder, and no relevant exchange control regulations are currently in force in the Netherlands, except for (i) notice requirements to the Netherlands Central Bank (De Nederlandsche Bank N.V.) pursuant to the Act on Foreign Financial Relations (Wet Financiële Betrekkingen Buitenland 1994) and regulations promulgated thereunder, (ii) publication and/or notice requirements, to the extent applicable, pursuant to the Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995), and (iii) such as have been obtained or made and are in full force and effect; however, non-observance of these notice and registration requirements does not render the Underwriting Agreement, the Indenture or the Securities void, nor does it affect the legality, validity or enforceability of the obligations of the Company under the Underwriting Agreement and the Indenture.

9.          The execution and delivery by the Company of, and the performance by the Company of its obligations under, and the consummation by the Company of all of the transactions contemplated in the Underwriting Agreement, the Indenture and the Securities do not conflict with or result in a violation of the Articles or the provisions of any applicable law, rule or regulation of general application of the Netherlands or published case law of the courts of the Netherlands.

10.        The choice of the laws of the State of New York as the law governing the Underwriting Agreement, the Indenture and the Securities is valid and binding under the laws of the Netherlands, except (i) to the extent that any term of the Underwriting Agreement, the Indenture or the Securities or any provision of the laws of the State of New York applicable to the Underwriting Agreement, the Indenture or the Securities is manifestly incompatible with the public policy (ordre public) of the Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another (including the Dutch) jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law.

11.        The consent to jurisdiction, as provided in Clause 15 of the Underwriting Agreement and section 114 of the Indenture is, in each case, valid and binding upon the Company under the laws of the Netherlands, provided, however, that such consent does not preclude that claims for provisional measures be brought before the president of a competent court in the Netherlands.

12.        In the absence of an applicable convention between the United States and the Netherlands, a judgement rendered by a New York court in that jurisdiction will not be enforced by the courts of the Netherlands. In order to obtain a judgement which is enforceable in the Netherlands the claim must be re-litigated before a competent Netherlands court. A judgement rendered by a foreign court pursuant to the Underwriting Agreement, the Indenture or the Securities will, under current practice, be recognised by a Netherlands court (i) if that judgement results from proceedings compatible with Netherlands concepts of due process, and (ii) if that judgement does not contravene public policy (ordre public) of the Netherlands. If the judgement is recognised by a Netherlands court, that court will generally grant the same claim without re-litigation on the merits.

13.        Under the laws of the Netherlands, the Company would in the courts of the Netherlands not be entitled to invoke immunity from jurisdiction or immunity from execution on the grounds of sovereignty in respect of any action arising out of its obligations under the Underwriting Agreement, the Indenture or the Securities.

14.        With respect to the execution and delivery of the Underwriting Agreement, no stamp duties (zegelrechten), issuance tax, transfer tax or similar taxes or duties except for capital tax which is payable by the Company will be imposed upon any of the parties thereto or the purchasers of the Securities procured by the Underwriters.

15.        In order to ensure the legality, validity or admissibility in evidence of the Underwriting Agreement, the Indenture or the Securities it is not necessary that any of these be filed, recorded or enrolled in any public office in the Netherlands.

16.        The statements set forth in the Prospectus Supplement under the caption “Netherlands Taxation” insofar as they purport to be a summary of Dutch tax laws, are fair and accurate.

This opinion is subject to the following qualifications:

(A)          The opinions expressed herein may be affected or limited by (i) the general defences available to obligors under Netherlands law in respect of the validity and enforceability of agreements and (ii) the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, moratorium (surseánce van betaling), and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

(B)           The enforcement in the Netherlands of the Underwriting Agreement, the Indenture, or the Securities will be subject to the rules of civil procedure as applied by the Netherlands courts.  Specific performance may not always be available under Netherlands law.  Enforcement in the Netherlands of a judgement expressed in a currency other than in euro may give rise to complications and it is, therefore, advisable to obtain a judgement expressed both in that currency and the equivalent thereof in euro.

(C)           Under the laws of the Netherlands each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by the Company in the Underwriting Agreement, the Indenture, or the Securities will terminate by force of law, and without notice, upon bankruptcy of the Company.  To the extent that the appointment by the Company of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

We express no opinion on any law other than the law of the Netherlands (unpublished case law not included) as it currently stands. We express no opinion on European Community law (insofar as it is not directly implemented in the Netherlands in statutes, rules or other regulations of general application) or on any anti-trust laws.

In this opinion Netherlands legal concepts are expressed in English terms and not in their original Netherlands terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions.  This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising under the present legal opinion will be governed by Netherlands law and be brought before a Netherlands court only.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to.  Nothing in this opinion should be taken as expressing an opinion in respect of the factual accuracy of the truthfulness of any representations or warranties, or other information as to factual matters, contained in the Underwriting Agreement, the Indenture, the Securities or any other document referred to herein or examined in connection with this opinion except as expressly confirmed herein.

This opinion is addressed to you and may only be relied upon by you and by your legal counsel in connection with the transaction to which the Underwriting Agreement relates, and may not be relied upon by, or (except as required by applicable law) be transmitted to, or filed with any other person, firm, company, or institution without our prior written consent.

Yours sincerely,

Allen & Overy LLP

EXHIBIT C-1

[Form of Opinion of U.S. Counsel to the Company]

November 23, 2005

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

Acting severally on behalf of themselves and as Representatives of the several Underwriters

Offering of $ 250,000,000 aggregate principal amount of Floating Rate Perpetual Capital Securities (the “Securities”) by AEGON N.V.

Ladies and Gentlemen:

We have acted as special counsel to AEGON N.V., a company incorporated under the laws of the Netherlands (the “Company”), on matters of New York and United States federal law in connection with the offer and sale of $ 250,000,000 aggregate principal amount of Securities.  We are furnishing this opinion to you pursuant to Section 5(e) of the underwriting agreement dated November 17, 2005 (the “Underwriting Agreement”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, the other Underwriters and the Company.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

A.            SCOPE OF REVIEW AND RELIANCE

For purposes of this opinion letter, we have reviewed such documents and made such other investigations as we have deemed appropriate.  As to certain matters of fact material to the opinions expressed, we have relied on the representations and statements of fact made in the Underwriting Agreement and the other documents referred to below and other certificates of public officials and officers’ certificates provided by the Company and others.  We have not independently verified or established the facts so relied on.

Without limiting the generality of the foregoing, we have examined copies of:

(i)            the registration statement of the Company on Form F-3 (No. 333-71438) filed with the Commission on October 11, 2001, and declared effective on October 22, 2001, and the exhibits thereto (the “Registration Statement”), including the information deemed to be a part thereof as of the effective date thereof pursuant to Rule 430A under the Securities Act;

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(ii)           the prospectus dated May 20, 2005 (the “Basic Prospectus”), filed with the Commission in accordance with Rule 424 under the Securities Act on May 20, 2005 as part of the Registration Statement;

(iii)          the prospectus supplement of the Company dated November 17, 2005, in the form filed with the Commission pursuant to Rule 424 under the Securities Act (the “Prospectus Supplement”) specifically relating to the Securities;

(iv)          advice from the Commission that the Registration Statement was declared effective on October 22, 2001;

(v)           an executed copy of the Base Indenture;

(vi)          an executed copy of the Third Supplemental Indenture;

(vii)         a specimen copy of the Securities; and

(viii)        an executed copy of the Underwriting Agreement.

B.            ASSUMPTIONS

In giving this opinion, we have assumed, without independent verification:

(i)            that the performance of any obligation in any jurisdiction outside New York will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(ii)           the legal capacity of all signatories, the genuineness of all signatures, the conformity to original documents and the completeness of all documents submitted to us as copies or received by us by facsimile or other electronic transmission, and the authenticity and completeness of the originals of those documents and of all documents submitted to us as originals;

(iii)          that (a) each of the parties to the Underwriting Agreement, the Indenture and the Securities, as the case may be, is duly organized and validly existing, has the power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Securities, as the case may be, has taken all action necessary to authorize the execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities, as the case may be, and, except to the extent expressly set out in the opinions below as to the Company, has duly executed and delivered the Underwriting Agreement, the Indenture and the Securities, as the case may be, (b) the Underwriting Agreement constitutes the legal, valid and binding obligation of each of the parties thereto,

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enforceable against each such party in accordance with its terms and (c) except to the extent expressly set out in the opinions below as to the Company, each of the Indenture and the Securities constitutes the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with its terms;

(iv)          that the Company is able lawfully to issue and sell the Securities to be issued and sold by it pursuant to the Underwriting Agreement, and that such Securities have been duly and validly authorized and issued;

(v)           the accuracy of the representations and warranties, and compliance with the undertakings and agreements, of each of the parties contained in the Underwriting Agreement and the Indenture; and

(vi)          that all offers and sales of the Securities will be made in compliance with, and in the manner contemplated by, the Prospectus, the Underwriting Agreement and the Indenture.

C.            LIMITATIONS

Our opinion expressed below is subject to the following limitations:

1.             We are admitted to practice in the State of New York and we have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Applicable Laws.  As used in this opinion, the term “Applicable Laws” refers to the laws of the State of New York and to the federal laws of the United States of America, in each case in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided for in the Underwriting Agreement or the Indenture and excluding any law, rule or regulation relating to the securities or “blue sky” laws of any State of the United States. In particular, in this opinion we do not purport to pass on any matters governed by the laws of the Netherlands.  In addition, our opinions do not address the effect on our opinions of laws not addressed by our opinions.

2.             We express no opinion as to matters of fact.

D.            OPINIONS

On the basis of the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.             The Underwriting Agreement has been duly executed and delivered by the Company insofar as New York law is concerned.

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2.             The Indenture has been duly executed and delivered by the Company insofar as New York law is concerned.

3.             The Indenture has been duly qualified under the Trust Indenture Act.

4.             The Indenture constitutes a valid and binding obligation of the Company (except that we express no opinion with respect to Article • (Subordination) of the Third Supplemental Indenture or any other provision(s) relating to subordination, priority or ranking contained in the Indenture) enforceable against the Company in accordance with its terms.  If the choice of Dutch law as the law expressed to govern Article • (Subordination) of the Third Supplemental Indenture would be upheld as a valid choice of law under Dutch law, a New York court or a U.S. federal court sitting in New York, having proper jurisdiction and applying New York law, would give effect to the express choice of Dutch law contained in Article • (Subordination) of the Third Supplemental Indenture, so long as it was determined that: (a) the transactions contemplated by the Indenture bear a reasonable relationship to the Netherlands and (b) neither the provisions of the Indenture, nor the application of the laws of the Netherlands in accordance with the choice of law provisions in the Indenture, would violate any public policy of the State of New York, the United States or any other jurisdiction having an interest in the matter.

5.             When authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to the Underwriting Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture insofar as New York law is concerned.

6.             The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not result in any violation of any Applicable Laws (other than the federal securities laws of the United States as to which we express no opinion) or any agreement or other instrument that is listed as an exhibit to the Registration Statement as in effect on the date hereof and that is governed by the laws of the State of New York and is binding upon the Company or any of its subsidiaries.

7.             No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States or of the State of New York is required under Applicable Laws on the part of the Company for the execution, delivery or performance by the Company of the Underwriting Agreement, the Indenture or the Securities other than those required under the Securities Act, Exchange Act or the Trust Indenture Act, or the rules and regulations thereunder, which have been

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obtained or effected (or as may be required under the securities or blue sky laws of the various States of the United States, as to which we express no opinion).

8.             The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

9.             Assuming the validity of such actions under the laws of the Netherlands, under the laws of the State of New York and the applicable federal laws of the United States relating to submission to jurisdiction, pursuant to section 15 of the Underwriting Agreement and section 114 of the Indenture, the Company (a) has validly and irrevocably submitted to the non-exclusive personal jurisdiction of any federal or state court in The City of New York, State of New York, in any action arising out of or relating to the Underwriting Agreement and the Indenture or the transactions contemplated thereby, (b) has validly and effectively waived, to the extent it may effectively do so, any objection to the venue of a proceeding in any such court and (iii) has validly appointed CT Corporation as its initial authorized agent for the purpose described in section 15 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in the Underwriting Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company for such purposes.

10.           The discussions set forth in the Registration Statement and the Prospectus Supplement under “Taxation – Taxation in the United States” and  “U.S. Taxation,” respectively, to the extent that they constitute matters of law or legal conclusions with respect thereto currently applicable to U.S. holders and non-U.S. holders described therein, are fair summaries of such matters in all material respects.

11.           The statements relating to legal matters set forth in (i) the Prospectus Supplement under “Description of the Capital Securities” and (ii) the Prospectus under “Description of Debt Securities,” in each case, are fair summaries of such legal matters in all material respects.

E.             LIMITATIONS AND QUALIFICATIONS

The foregoing opinion is subject to the following comments and qualifications:

1.             Our opinions are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preference, equitable subordination, moratorium and other similar laws affecting the rights and remedies of creditors

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generally and to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.  Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

2.             We express no opinion as to the enforceability of the indemnification or contribution provisions of the Indenture that may violate any law, rule, regulation or public policy.

3.             The enforceability of provisions in the Indenture to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

4.             We note that under certain circumstances the federal courts located in the State of New York may decline to exercise subject matter jurisdiction to adjudicate a controversy relating to or arising under the Indenture, but this does not affect the ability of a party to the Indenture to bring an action relating to or arising under the Indenture in a New York State court.

5.             The opinion set forth in D.10 above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations, case law and Internal Revenue Service rulings or pronouncements as they exist on the date of this opinion.  These authorities are all subject to change and such change may be made with retroactive effect.  We can give no assurance that after any such change, this opinion would not be different.  Moreover, this opinion is not binding on the Internal Revenue Service or the courts.

6.             We undertake no responsibility to update or supplement this opinion.

7.             In expressing the opinions set forth in paragraphs D.4 and D.5 above:

(a)           we have assumed that if the U.S. federal courts are found to be an appropriate forum for the enforcement of rights and obligations under the Indenture, that jurisdiction would be based on the diversity of the parties to the action.  Diversity may not in fact exist as a basis for federal jurisdiction in an action against a party to the Indenture if any party to the action maintains a place of business in any state of the United States in which another party to the action is organized or maintains a place of business or if more than one party to the action is incorporated or organized outside of the United States;

(b)           we note that, despite any waivers contained in the Indenture, a court of the State of New York or a U.S. federal court has the power to

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transfer or dismiss an action on the grounds that the court is an inconvenient forum for that action;

(c)           we have assumed that consent to the choice of Dutch law provision in the Indenture was not obtained from any party to the Indenture by improper means or mistake and that the legal questions at issue in any suit or proceeding with regard to the Indenture would be governed by principles that had been considered and decided under Dutch law before initiation of the suit or proceeding, and would thus not be questions of first impression for a court in the Netherlands; and

(d)           we note that effective enforcement of a foreign currency claim in the courts of the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of a claim), or a claim with respect to any guarantee of the claim, be converted into U.S. dollars at the rate of exchange prevailing on the date of the judgment or decree by the New York court or U.S. federal court.

8.             The selection of New York law as the governing law of the Indenture is expressly permitted by New York General Obligations Law section 5-1401, but the enforceability of this selection may be subject to limitations under the Constitution of the United States of America.

This opinion is given for the sole benefit of the Underwriters and may not be disclosed to any other person, nor relied upon by any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent.

Yours faithfully,

Allen & Overy LLP

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EXHIBIT C-2

November 23, 2005

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

Acting severally on behalf of themselves and as Representatives of the several Underwriters

Offering of US$ 250,000,000 aggregate principal amount of Securities by AEGON N.V.

Ladies and Gentlemen:

We have acted as special counsel to AEGON N.V, a limited liability public company incorporated under the laws of The Netherlands (the “Company”), on matters of New York and United States Federal law in connection with the offer and sale of US$ 250,000,000 aggregate principal amount of Securities.  We are furnishing this letter to you pursuant to Section 5(e) of the underwriting agreement dated November 17, 2005 (the “Underwriting Agreement”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, the other Underwriters named therein and the Company.

This letter deals with our involvement in the preparation of (i) the registration statement of the Company on Form F-3 (No. 333-71438) filed with the Commission on October 11, 2001 and declared effective by the Commission on October 22, 2001, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act; (ii) the prospectus dated May 20, 2005 filed with the Commission as part of the Registration Statement; and (iii) the prospectus supplement of the Company dated November 17, 2005, in the form filed with the Commission pursuant to Rule 424 under the Securities Act specifically relating to the Securities.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

We have participated with the Underwriters and the Company in meetings and telephone conversations with representatives of the Underwriters, representatives of the Company, representatives of the Company’s external auditors and representatives of Davis Polk & Wardwell as legal advisers to the Underwriters during which the contents of the Registration Statement and Prospectus were discussed.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume

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responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement and the Prospectus, except insofar as such statements relate to us.  We have not participated in the preparation of any documents incorporated by reference into the Registration Statement or the Prospectus and we have not engaged in any independent check or verification of the contents of the Registration Statement or the Prospectus.

Subject to the foregoing, we hereby advise you that (i) each document, if any, filed pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, and except for the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which we do not express any view), when so filed, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and (ii) each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date thereof and hereof (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, and except for the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which we do not express any view), complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

Further, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) the Registration Statement (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, and except for the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which we do not express any view), when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) as of the date hereof or the date of the Prospectus, the Prospectus (except for the information of an accounting, financial or statistical nature included therein or omitted therefrom, and except for the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which we do not express any view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading.

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We are furnishing this letter to you solely for your benefit in connection with the offering of the Securities.   This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Yours faithfully,

Allen & Overy LLP

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EXHIBIT D

FORM OF OPINION OF US COUNSEL TO THE UNDERWRITERS

[Letterhead of Davis Polk & Wardwell]

November 23, 2005

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

As Representatives of the several Underwriters referred to below (the “Underwriters”)

Ladies and Gentlemen:

We have acted as special counsel for the several underwriters (the “Underwriters”) named in Schedule II to the Underwriting Agreement dated November 17, 2005 (the “Underwriting Agreement”) among Aegon N.V., a corporation organized under the laws of The Netherlands (the “Company”), and the Underwriters pursuant to which you have agreed to purchase severally from the Company $ 250,000,000 aggregate principal amount of the Company’s Floating Rate Perpetual Capital Securities (the “Securities”) to be issued pursuant to an indenture dated as of October 11, 2001 between the Company, AEGON Funding Corp. and AEGON Funding Corp II and Citibank, N.A., as Trustee, (the “Base Indenture”), as supplemented by a supplemental indenture dated as of November 14, 2003 (the “First Supplemental Indenture”), a second supplemental indenture dated as of June 1, 2005 (the “Second Supplemental Indenture”) and a third supplemental indenture dated as of this date (the “Third Supplemental Indenture” and, collectively, with the Second Supplemental Indenture, the First Supplemental Indenture, and the Base Indenture, the “Indenture”) with respect to the Securities. This opinion is delivered pursuant to Section 5(f) of the Underwriting Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

We have (i) participated in the preparation of the prospectus supplement of the Company dated November 17, 2005 in the form filed with the United States Securities and Exchange Commission (the “Commission”) on November •, 2005 pursuant to Rule 424 under the U.S. Securities Act of 1933 (the “Securities Act”)

(the “Prospectus Supplement”) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) relating to the registration of the offering of Securities and (ii) reviewed the registration statement of the Company on Form F-3 (File No. 333-71438), filed with the Commission on October 11, 2001 and declared effective on October 22, 2001, and the prospectus dated May 20, 2005 (the “Basic Prospectus”), filed with the Commission in accordance with Rule 424 under the Securities Act on May 20, 2005 and part of such registration statement.  The registration statement including exhibits thereto, as amended to the date of the Underwriting Agreement is hereinafter referred to as the “Registration Statement”, and the Basic Prospectus with the Prospectus Supplement (including the Incorporated Documents), in their respective form first used to confirm sales of shares, are hereinafter referred to as the “Prospectus”.  In addition, we have reviewed evidence that such registration statement, as then amended, was declared effective on October 22, 2001, and that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Capitalized terms used but not otherwise defined herein are used as defined in the Underwriting Agreement.

Based upon the foregoing, we are of the opinion that:

(i)            Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Netherlands law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

(ii)           The Indenture has been qualified under the Trust Indenture Act and the rules and regulations of the Commission thereunder; and assuming that the Indenture has been duly authorized, executed and delivered by the Company insofar as Netherlands law is concerned, the Indenture has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indenture by the Trustee and that each of the Trustee and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Indenture (other than the terms governed by Dutch law on which we express no opinion) constitutes a valid and binding agreement of the Company;

(iii)          Assuming that the Securities have been duly authorized, executed and delivered by the Company insofar as Netherlands law is concerned, the Securities (other than the terms governed by Dutch law on which we express no opinion), when the Securities are authenticated in accordance with the terms of the Indenture and the Securities are delivered and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture; and

(iv)          The choice of Dutch law as the proper law to govern Article • of the Third Supplemental Indenture (Subordination) should be upheld as a valid choice of law by a New York Court and applied by such courts in proceedings relating to the obligations of the parties under such agreements, unless the application of Dutch law would contravene the public policy of the State of New York or U.S. federal law.  We are not aware of any public policy of the State of New York or of U.S. federal law that would be impugned by the enforcement of the express provisions of Article • of the Third Supplemental Indenture.  For the purposes of this paragraph, we have assumed that consent to the choice of law provision in such agreements was not obtained from any party to such agreement by improper means or mistake, that the legal questions at issue in any suit or proceeding with regard to such agreements would be governed by principles that had been considered and decided under Dutch law before limitation of such suit or proceeding, and would thus not be questions of first impression for a Dutch court, and that a Dutch court would itself enforce the choice of law provision contained in such agreements.

We have considered the statements relating to legal matters included in the Prospectus Supplement under the caption “Description of the Capital Securities” and “Underwriting” and in the Basic Prospectus under “Description of Debt Securities”.  In our opinion, such statements fairly summarize in all material respects such matters.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus.  We have generally reviewed and discussed with your representatives, and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  On the basis of such consideration, review and discussion, but without independent check or verification except as stated, nothing has come to our attention to cause us to believe that (i) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and the statement of eligibility and qualification of the Trustee on Form T-1, as to which we express no belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (ii) any part of the Registration Statement and the Basic Prospectus included therein (except as aforesaid) at the time such part became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus (except as aforesaid) as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to all matters of Netherlands law, you have been delivered, and we understand that you are relying upon, the opinions of Allen & Overy, outside Dutch counsel for the Company, and Erik Lagendijk, general counsel for the Company, each of which has been delivered pursuant to Sections 5(d) and 5(c), respectively, of the Underwriting Agreement.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.  In expressing our opinions in the third preceding paragraph above, with respect to the statements set forth under the captions “Description of the Capital Securities” and “Description of Debt Securities,” we make no comment with respect to matters discussed therein which are governed by Dutch law.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

Davis Polk & Wardwell

EXHIBIT E

FORM OF OPINION OF EMMET, MARVIN & MARTIN LLP

1.             The Trustee is a national banking association duly incorporated and validly existing under the laws of the United States of America.

2.             The execution, delivery and performance by the Trustee of the Indenture has been duly authorized by all necessary corporate action on the part of the Trustee. The Indenture has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.             The execution, delivery and performance of the Indenture by the Trustee does not conflict with or constitute a breach of the Organization Certificate or By-laws of the Trustee or the terms of any indenture or other agreement or instrument known to us to which the Trustee is a party or is bound or any judgment, order or decree known to us to be applicable to the Trustee of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee. The execution, delivery and performance of the Indenture by the Trustee do not and will not result in a breach of any existing applicable New York or Federal law, rule or regulation.

4.             No consent, approval or authorization of, or registration with or notice to any Federal or New York State banking authority is required for the execution, delivery or performance by the Trustee of the Indenture.

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